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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                             MAGIC PROMOTIONS, INC.



         Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         1. The name of the Corporation is MAGIC PROMOTIONS, INC. (the "Corporation"), Charter #P93000019649, filed on March 16,1993.

         2. The following Amendment to the Articles of Incorporation was adopted by all of the Directors of the Corporation and the sole Shareholder of the Corporation, the number of votes cast being sufficient for approval, on February 28, 1997 in the manner prescribed by Section 607.1003 of the Act:

                                    ARTICLE I

         The name of the Corporation is MAGICWORKS ENTERTAINMENT INTERNATIONAL, INC- (the "Corporation").

         3. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

         IN WITNESS WHEREOF, the undersigned being the President of the Corporation has executed these Articles of Amendment to Incorporation of MAGIC PROMOTIONS, INC. this 28th day of February, 1997.

                                                        MAGIC PROMOTIONS, INC.
                                                        a Florida corporation



                                                        /s/ Lee D. Marshall
                                                        Lee Marshall, President